EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to Form S-1 of our report dated March 13, 2014 relating to the consolidated financial statements, which appears in Aastrom Biosciences, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2013.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Detroit, Michigan
March 26, 2014